UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): August 5, 2015

Chimera Investment Corporation (Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas
New York, New York 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (646) 454-3759

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Internalization

On August 5, 2015, Chimera Investment Corporation (the “Company”) entered into agreements to internalize the Company’s management (the “Internalization”). This Form 8-K is being filed to disclose, among other things, the transactions that were completed and the agreements that various parties executed in order to effect the Internalization.

Transition Services Agreement

On August 5, 2015, the Company entered into a transition services agreement (the “Transition Services Agreement”) with Fixed Income Discount Advisory Company (“FIDAC”), a wholly owned subsidiary of Annaly Capital Management, Inc. (“Annaly”). The Company previously had been managed by FIDAC pursuant to a management agreement (the “Management Agreement”). Pursuant to the Transition Services Agreement, effective August 5, 2015, the Company and FIDAC have terminated the Management Agreement, and the Company has hired a number of employees formerly employed by FIDAC or its affiliates. In addition, FIDAC will continue to provide to the Company a number of services previously provided under the Management Agreement at the same level, quality and time frame until December 31, 2015, at which time the Company has the option to extend the term of the Transition Services Agreement for up to three one-month extension periods (the term of the Transition Services Agreement, including any extensions, being referred to herein as the “Term”). Upon expiration of the Term, FIDAC will not provide any further management services to the Company.  The Transition Services Agreement provides for the transfer of certain information technology equipment and software to the Company. As described in the Transition Services Agreement, the Company has extended offers of employment to certain employees of FIDAC and its affiliates, including certain of FIDAC’s executive officers whose employment arrangements are further described in Item 5.02 below. The Company had also been party to an administrative services agreement (the “Administrative Services Agreement”) with RCap Securities, Inc. (“RCap”), a sister company of FIDAC, pursuant to which RCap provided trade clearing and brokerage services to the Company from time to time. Under the terms of the Transition Services Agreement and in furtherance of the completion of the Internalization, the Management Agreement and the Administrative Services Agreement were both terminated without the payment of any termination fee.

A copy of the Transition Services Agreement is filed as Exhibit 2.1 and incorporated in this Item 1.01 by reference. The above description is a summary of the Transition Services Agreement and is qualified in its entirety by the complete text of the Transition Services Agreement.

Share Repurchase Agreement

On August 5, 2015, the Company entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Annaly, the parent company of FIDAC. Pursuant to the terms of the Share Repurchase Agreement, the Company agreed to purchase all of the 8,996,553 shares of common stock of the Company owned by Annaly for an aggregate purchase price of $126.4 million (the “Direct Share Buyback”).

A copy of the Share Repurchase Agreement is filed as Exhibit 2.2 and incorporated in this Item 1.01 by reference. The above description is a summary of the Share Repurchase Agreement and is qualified in its entirety by the complete text of the Share Repurchase Agreement.

A copy of the joint press release announcing the Internalization is furnished as Exhibit 99.1.

ITEM 1.02.	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 5, 2015, the Company issued a press release announcing its financial results for the quarter ended June 30, 2015.  A copy of the press release is furnished as Exhibit 99.2 to this report.

On August 5, 2015, the Company posted supplemental financial information on the Investor Relations section of its website (www.chimerareit.com).  A copy of the supplemental financial information is furnished as Exhibit 99.3 to this report and incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Employment Agreements

In connection with the Internalization, the Company entered into employment agreements with certain current senior executives of Annaly, FIDAC and the Company. A copy of each of the employment agreements is filed as an exhibit herewith and incorporated in this Item 5.02 by reference.

Continuation of Matthew Lambiase as Chief Executive Officer

On August 5, 2015, the Company entered into an employment agreement with Matthew Lambiase (the “Lambiase Employment Agreement”), pursuant to which Mr. Lambiase will continue to be employed as the Chief Executive Officer of the Company.  The effective date of the Lambiase Employment Agreement is August 5, 2015 (the “Effective Date”).  In this position, Mr. Lambiase will continue to report directly to the Company’s Board of Directors.  The Lambiase Employment Agreement provides for Mr. Lambiase’s appointment to the Company’s Board of Directors as of the Effective Date and his nomination for reelection thereto at each annual meeting of shareholders occurring during the term of such employment agreement thereafter.

Prior to entering into the Lambiase Employment Agreement, Mr. Lambiase was a Managing Director and Head of Business Development for Annaly since June 2004 and the President and Chief Executive Officer of the Company since August 2007.  Prior to joining Annaly, Mr. Lambiase was a Director in Fixed Income Sales at Nomura Securities International, Inc.  Mr. Lambiase also held positions at Bear, Stearns & Company as Vice President in Institutional Fixed Income Sales and as a mortgage analyst in the Financial Analytics and Structured Transaction Group.  Mr. Lambiase has a BA from the University of Dayton.

The material terms of the Lambiase Employment Agreement are as follows:

Term:  Mr. Lambiase’s term of employment under the Lambiase Employment Agreement will commence on the Effective Date and continue until December 31, 2018, and will be extended for an additional one year period on such date and on each subsequent anniversary thereof, unless either party provides written notice of nonrenewal to the other party not less than 90 days prior to the renewal date.  Upon a change in control, the term of the Lambiase Employment Agreement will be extended to the second anniversary of such change in control.

Salary:  Mr. Lambiase will receive a base salary of $750,000 per annum.

Annual Bonus: For calendar years 2016, 2017 and 2018, Mr. Lambiase will be eligible to receive an annual bonus with a target of $4,000,000 and a maximum of 140% of such target.  50% of the bonus will be based on the Company’s annual return on average equity (“ROAE”), 25% of the bonus will be based on the Company’s three-year average total shareholder return (“TSR”) and 25% of the bonus will be based on discretionary factors.  The ROAE portion of the bonus will be paid in cash, the TSR portion of the bonus will be granted in the form of performance stock units (“PSUs”) that cliff vest after three years based on the Company’s average TSR over such period and the discretionary portion will be paid in restricted stock or restricted stock units (“RSUs”) that will vest ratably over three years, subject to his continuing employment (provided that 66.7% of the discretionary portion of the 2016 bonus will be paid in cash).

2015 Bonus: For calendar year 2015, Mr. Lambiase will be entitled to a guaranteed bonus of $2,329,000 and a discretionary bonus of up to $1,035,000.  75% of such bonuses will be paid in cash and 25% will be paid in restricted stock or RSUs that will vest ratably over three years, subject to his continuing employment.

2015 Long-Term Incentive Stock Award: For 2015, Mr. Lambiase will be granted restricted stock or RSUs having a grant date fair market value of $776,000 that will vest ratably over three years, subject to his continuing employment.

Termination/Severance: The Company may terminate Mr. Lambiase’s employment without Cause or for Disability (each as defined in the Lambiase Employment Agreement) and Mr. Lambiase may terminate his employment with or without Good Reason (as defined in the Lambiase Employment Agreement), in each case, with 90 days’ written notice.  The Company may terminate Mr. Lambiase’s employment at any time for Cause.  Subject to his execution of a release of claims and his continued compliance with all applicable restrictive covenants, Mr. Lambiase will be entitled to the following severance payments and benefits upon termination of employment under the circumstances described below.

1.
Termination without Cause / for Good Reason other than within 24 months following a change in control.  If, during the term of the Lambiase Employment Agreement, his employment is terminated by the Company without Cause or by Mr. Lambiase for Good Reason other than within 24 months following a change in control of the Company, Mr. Lambiase will be entitled to: (i) a severance payment equal to one times the sum of his base salary and his three-year (or shorter) average annual bonuses, payable in 12 equal monthly installments (the “Severance Amount”); (ii) 12 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards; (iv) continued vesting potential of the PSUs granted in connection with the TSR portion of his annual bonus; (v) payment of any earned but unpaid annual bonus for the prior calendar and (vi) a pro-rata portion of the ROAE and discretionary portions of the annual bonus that he would have received for the year of termination.

2.
Termination without Cause / for Good Reason within 24 months following a change in control.  If, during the term of the Lambiase Employment Agreement, his employment is terminated by the Company without Cause or by Mr. Lambiase for Good Reason within 24 months following a change in control of the Company, Mr. Lambiase will be entitled to (i) a lump sum payment equal to the Severance Amount, (ii) 18 months of Company-paid COBRA premiums; (iii) accelerated vesting of time-based equity awards (including the PSUs granted in connection with the TSR portion of his annual bonus, which will be converted into time-based RSUs upon a change in control based on the Company’s TSR through such change in control); (v) payment of any earned but unpaid annual bonus for the prior calendar and (vi) a pro-rata portion of the ROAE and discretionary portions of the annual bonus that he would have received for the year of termination.

3.
Termination due to death or Disability.  In the event of termination of Mr. Lambiase’s employment due to his death or Disability during the term of the Lambiase Employment Agreement, Mr. Lambiase (or his estate) will be entitled to (i) any earned but unpaid annual bonus for the prior calendar year, (ii) if such termination is due to Disability, 18 months of Company-paid COBRA premiums, (iii) accelerated vesting of time-based equity awards and (iv) if such termination is due to Disability, continued vesting potential of the PSUs granted in connection with the TSR portion of the annual bonus.

4.
Termination by the Company without Cause after expiration of the term of the employment agreement following notice of nonrenewal thereof by the Company.  If, after the expiration of the term of the Lambiase Employment Agreement following notice of nonrenewal thereof from the Company, Mr. Lambiase’s employment is terminated by the Company without Cause, Mr. Lambiase will be entitled to continuation of his base salary for a period of 12 months.

Restrictive Covenants: Mr. Lambiase is subject to customary non-solicitation and non-competition covenants during his employment and for twelve months post-employment, and is also bound by customary non-disparagement and confidentiality restrictions.

Stock Ownership Requirements and Clawback Policy:  Mr. Lambiase is subject to the Company’s stock ownership guidelines and, unless otherwise provided therein, is required to own stock of the Company (including restricted stock) exceeding five times his annual base salary during employment and shall not be permitted to transfer stock received on the vesting of equity awards for six months thereafter unless he otherwise maintains such stock ownership level during such six month period.  All bonuses, equity compensation and other incentive compensation paid by the Company to Mr. Lambiase will be subject to any applicable clawback policy of the Company.

Appointment of Choudhary Yarlagadda as Chief Operating Officer

On August 5, 2015, the Company entered into an employment agreement with Choudhary Yarlagadda (the “Yarlagadda Employment Agreement”), pursuant to which Mr. Yarlagadda will become the Chief Operating Officer of the Company.  The effective date of the Yarlagadda Employment Agreement is August 5, 2015 (the “Effective Date”).  In this position, Mr. Yarlagadda will report directly to the Company’s Chief Executive Officer.

Prior to entering into the Yarlagadda Employment Agreement, Mr. Yarlagadda was a Managing Director and Head of Structured Products for Annaly since January 2008.  Prior to joining Annaly, Mr. Yarlagadda was a Director in Structured Credit Products at Credit Suisse and also a Vice President in the Fixed Income Mortgage Group at Nomura Securities International, Inc.  Mr. Yarlagadda has an MS from the Florida Institute of Technology and  BS from the National Institute of Technology.

Under the Yarlagadda Employment Agreement:

Term:  The Term of Employment is the same as under the Lambiase Employment Agreement.

Salary:  Mr. Yarlagadda will receive a base salary of $750,000 per annum.

Annual Bonus: For calendar years 2016, 2017 and 2018, Mr. Yarlagadda will be eligible to receive an annual bonus with a target of $2,700,000 and a maximum of 140% of such target, on the same terms and conditions as under the Lambiase Employment agreement.

2015 Bonus: For calendar year 2015, Mr. Yarlagadda will be entitled to a guaranteed bonus of $1,465,000 and a discretionary bonus of up to $651,000. 75% of such bonuses will be paid in cash and 25% will be paid in restricted stock or RSUs that will vest ratably over three years, subject to his continuing employment with the Company.

2015 Long-Term Incentive Stock Award: For 2015, Mr. Yarlagadda will be granted restricted stock or RSUs in the Company having a grant date fair market value of $488,000 that will vest ratably over three years, subject to his continuing employment.

Termination/Severance: The termination and severance provisions are the same as under the Lambiase Employment Agreement.

Restrictive Covenants: The restrictive covenant provisions are the same as under the Lambiase Employment Agreement.

Stock Ownership Requirements and Clawback Policy:  Mr. Yarlagadda is subject to the same stock ownership requirements and clawback polices as Mr. Lambiase, except that he is required to own stock of the company (including restricted stock) exceeding three times his annual base salary.

Continuation of Mohit Marria as Chief Investment Officer

On August 5, 2015, the Company entered into an employment agreement with Mohit Marria (the “Marria Employment Agreement”), pursuant to which Mr. Marria will continue to be employed as the Chief Investment

Officer of the Company.  The effective date of the Marria Employment Agreement is August 5, 2015 (the “Effective Date”).  In this position, Mr. Marria will continue to report to the Company’s Chief Executive Officer.

Prior to entering into the Marria Employment Agreement, Mr. Marria was the Company’s Chief Investment Officer and an Executive Vice President of FIDAC.  Mr. Marria joined FIDAC in August 2005.  While at FIDAC, Mr. Marria had responsibility for the development and implementation of the Company’s trading strategies in residential mortgage-backed securities, residential mortgage loans and its derivatives portfolio.  Mr. Marria has been a member of the Company’s investment team since its inception.  Mr. Marria joined FIDAC from American International Group (AIG).  Prior to working at AIG, Mr. Marria worked at Metropolitan Life Insurance Company.  Mr. Marria earned a Bachelor’s Degree in Finance and an M.B.A., each from Rutgers University.

The material terms of the Marria Employment Agreement are as follows:

Term:  The Term of Employment is the same as under the Lambiase Employment Agreement.

Salary:  Mr. Marria will receive a base salary of $300,000 per annum for the remainder of calendar year 2015, and a base salary of $400,000 per annum thereafter.

Annual Bonus: For calendar years 2016, 2017 and 2018, Mr. Marria will be eligible to receive an annual bonus with a target of $1,600,000 and a maximum of 140% of such target, on the same terms and conditions as under the Lambiase Employment agreement.

2015 Bonus: For calendar year 2015, Mr. Marria will be entitled to a guaranteed bonus of $1,041,000 and a discretionary bonus of up to $463,000.  75% of such bonuses will be paid in cash and 25% will be paid in restricted stock or RSUs that will vest ratably over three years, subject to his continuing employment with the Company.

2015 Long-Term Incentive Stock Award: For 2015, Mr. Marria will be granted restricted stock or RSUs in the Company having a grant date fair market value of $347,000 that will vest ratably over three years, subject to his continuing employment.

Termination/Severance: The termination and severance provisions are the same as under the Lambiase Employment Agreement.

Restrictive Covenants: The restrictive covenant provisions are the same as under the Lambiase Employment Agreement.

Stock Ownership Requirements and Clawback Policy:  Mr. Marria is subject to the same stock ownership requirements and clawback polices as Mr. Lambiase, except that he is required to own stock of the company (including restricted stock) exceeding three times his annual base salary.

Continuation of Robert Colligan as Chief Financial Officer

On August 5, 2015, the Company entered into an employment agreement with Robert Colligan (the “Colligan Employment Agreement”), pursuant to which Mr. Colligan will become the Chief Financial Officer of the Company.  The effective date of the Colligan Employment Agreement is August 5, 2015 (the “Effective Date”).  In this position, Mr. Colligan will report directly to the Company’s Chief Executive Officer.

Prior to entering into the Colligan Employment Agreement, Mr. Colligan was a Managing Director at FIDAC.  Before joining FIDAC as a Managing Director in May 2013, Mr. Colligan was the Controller for Starwood Capital Group where he focused on financial reporting, treasury, tax, operational and strategic initiatives.  Prior to Starwood Capital Group, from 2002 to 2008 Mr. Colligan was a Managing Director at Bear Stearns and from 1999 to 2002 he was a Vice President at Merrill Lynch in financial reporting, strategy and investor relations roles.  Mr. Colligan began his career at PricewaterhouseCoopers where from 1993 to 1999 he had roles in both audit and national tax.  He has a Bachelor of Science in Accounting from Villanova University, a Masters in Taxation from George Washington University and is a Certified Public Accountant.

The material terms of the Colligan Employment Agreement are as follows:

Term:  The Term of Employment is the same as under the Lambiase Employment Agreement.

Salary:  Mr. Colligan will receive a base salary of $300,000 per annum for the remainder of calendar year 2015, and a base salary of $400,000 per annum thereafter.

Annual Bonus: For calendar years 2016, 2017 and 2018, Mr. Colligan will be eligible to receive an annual bonus with a target of $1,500,000 and a maximum of 140% of such target, on the same terms and conditions as under the Lambiase Employment agreement.

2015 Bonus: For calendar year 2015, Mr. Colligan will be entitled to a guaranteed bonus of $928,000 and a discretionary bonus of up to $413,000. 75% of such bonuses will be paid in cash and 25% will be paid in restricted stock or RSUs that will vest ratably over three years, subject to his continuing employment with the Company.

2015 Long-Term Incentive Stock Award: For 2015, Mr. Colligan will be granted restricted stock or RSUs in the Company having a grant date fair market value of $309,000  that will vest ratably over three years, subject to his continuing employment.

Termination/Severance: The termination and severance provisions are the same as under the Lambiase Employment Agreement.

Restrictive Covenants: The restrictive covenant provisions are the same as under the Lambiase Employment Agreement.

Stock Ownership Requirements and Clawback Policy:  Mr. Colligan is subject to the same stock ownership requirements and clawback polices as Mr. Lambiase, except that he is required to own stock of the company (including restricted stock) exceeding three times his annual base salary.

Appointment of Phillip J. Kardis, II, Esq. as General Counsel

On August 5, 2015, the Company entered into an employment agreement with Phillip J. Kardis, II, Esq. (the “Kardis Employment Agreement”), pursuant to which Mr. Kardis will become the General Counsel of the Company.  The effective date of the Kardis Employment Agreement is August 5, 2015 (the “Effective Date”) and his employment will begin on September 1, 2015 or such earlier date as the parties may agree.  In this position, Mr. Kardis will report directly to the Company’s Chief Executive Officer.

Prior to entering into the Kardis Employment Agreement, Mr. Kardis was, a partner with the law firm of K&L Gates LLP where he represented mortgage REITs and other companies and funds that acquire, originate, service and finance residential mortgage loans, mortgage servicing rights and mortgage backed securities, including the Company and Annaly.  Prior to joining K&L Gates LLP in 2004, Mr. Kardis practiced corporate and securities law at several law firms.  In addition, Mr. Kardis has held positions at the U.S. Department of Commerce, where he assisted the US Trade Representative in WTO arbitration, at Rockwell International, as a registered lobbyist, the U.S. Senate Committee on the Budget, as the science and space advisor, and at Analytic Services, Inc., as a defense analyst. Mr. Kardis has a BA from the George Washington University, an MA from George Washington University, an MA from George Mason University, and a JD from the Georgetown University Law Center.

The material terms of the Kardis Employment Agreement are as follows:

Term:  Mr. Kardis’s employment under the Kardis Employment Agreement will commence on September 1, 2015 (or such earlier date as the parties may agree) and continue until December 31, 2018, and will be extended for an additional one year period on such date and on each subsequent anniversary thereof, unless either party provides written notice of nonrenewal to the other party not less than 90 days prior to the renewal date.  Upon a change in control, the term of the Kardis Employment Agreement will be extended to the second anniversary of such change in control.

Salary:  Mr. Kardis will receive a base salary of $750,000 per annum.

Annual Bonus: For calendar years 2016, 2017 and 2018, Mr. Kardis will be entitled to (i) an annual cash bonus equal to at least 200% of his base salary and (ii) the opportunity to receive a discretionary annual restricted stock bonus having a grant date fair market value equal to 33% of his base salary that vests ratably over three years, subject to his continuing employment.

2015 Bonus: For 2015, Mr. Kardis will be entitled to a guaranteed cash bonus of no less than $500,000.

2015 Long-Term Incentive Stock Award:  In the first calendar quarter of 2016, for the period from September 1, 2015 to December 31, 2015, the Company will grant Mr. Kardis restricted stock having a grant date fair market value of $250,000 that vests in equal annual installments on the first three anniversaries of the grant date, subject to Mr. Kardis’s continuing employment

Annual Long-Term Incentive Stock Awards: The Company will grant Mr. Kardis, on an annual basis commencing in the first quarter of 2016, restricted stock in the Company having a grant date fair market value of $500,000 that vests ratably over three years, subject to his continuing employment.

Termination/Severance: The termination and severance provisions are materially the same as under the Lambiase Employment Agreement.

Restrictive Covenants: The restrictive covenant provisions are the same as under the Lambiase Employment Agreement.

Stock Ownership Requirements and Clawback Policy:  Mr. Kardis is subject to the same stock ownership requirements and clawback polices as Mr. Lambiase, except that he is required to own stock of the company (including restricted stock) exceeding three times his annual base salary.

ITEM 8.01.	OTHER EVENTS

Share Repurchase Program

On August 5, 2015, the Company’s Board of Directors authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $250 million. Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or tender offers. The Share Repurchase Program expires in December 2016 and does not obligate the Company to purchase any shares.

The Share Repurchase Agreement that is described and defined in Item 1.01 above was made pursuant to the Share Repurchase Program. The aggregate purchase price for the shares to be acquired by the Company in the Direct Share Buyback will decrease the amount available for repurchase under the Share Repurchase Program. Giving effect to the Direct Share Buyback, the remaining authorization under the Share Repurchase Program would permit future repurchases by the Company of shares of common stock having an aggregate purchase price of up to $123.6 million.

A copy of the press release announcing the Share Repurchase Program is furnished as Exhibit 99.2 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
2.1 *	Transition Services Agreement, dated as of August 5, 2015, by and between the Company and FIDAC **

2.2 *	Share Repurchase Agreement, dated as of August 5, 2015, by and between the Company and Annaly **
10.1	Employment Agreement, dated August 5, 2015, between the Company and Matthew Lambiase
10.2	Employment Agreement, dated August 5, 2015, between the Company and Choudhary Yarlagadda
10.3	Employment Agreement, dated August 5, 2015, between the Company and Mohit Marria
10.4	Employment Agreement, dated August 5, 2015, between the Company and Robert Colligan
10.5	Employment Agreement, dated August 5, 2015, between the Company and Phillip J. Kardis, II, Esq.
99.1	Joint Press Release, dated August 5, 2015, issued by the Company and Annaly announcing the internalization of the Company’s management
99.2	Press Release, dated August 5, 2015, issued by the Company announcing the Company’s share repurchase program and the Company’s financial results for the quarter ended June 30, 2015
99.3	Supplemental financial information for the quarter ended June 30, 2015

*           The agreement itself has been provided solely to inform investors of its terms. The agreement contains representations and warranties by the parties to the agreement, made solely for the benefit of the other party. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules and similar attachments that the parties have exchanged in connection with signing the agreement. The agreement may include disclosure schedules and similar attachments that contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the agreement. Moreover, certain representations and warranties in the agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what may be viewed as material to shareholders or may have been used for the purpose of allocating risk between the parties to the agreement. Also some representations and warranties may be made to place on one party the risk that facts or occurrences  that are not certain will be as desired.  Accordingly, investors are not third-party beneficiaries under the agreement and should not rely on the representations and warranties in the agreement as characterizations of the actual state of facts about the parties to the agreement at the time they were made or otherwise.

**         Schedules and similar attachments omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Dated: August 5, 2015	BY:	/s/ ROB COLLIGAN
Rob Colligan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Transition Services Agreement, dated as of August 5, 2015, by and between the Company and FIDAC
2.2	Share Repurchase Agreement, dated as of August 5, 2015, by and between the Company and Annaly
10.1	Employment Agreement, dated August 5, 2015, between the Company and Matthew Lambiase
10.2	Employment Agreement, dated August 5, 2015, between the Company and Choudhary Yarlagadda
10.3	Employment Agreement, dated August 5, 2015, between the Company and Mohit Marria
10.4	Employment Agreement, dated August 5, 2015, between the Company and Robert Colligan
10.5	Employment Agreement, dated August 5, 2015, between the Company and Phillip J. Kardis, II, Esq.
99.1	Joint Press Release, dated August 5, 2015, issued by the Company and Annaly announcing the internalization of the Company’s management
99.2	Press Release, dated August 5, 2015, issued by the Company announcing the Company’s share repurchase program and the Company’s financial results for the quarter ended June 30, 2015
99.3	Supplemental financial information for the quarter ended June 30, 2015